UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

April 12, 2013

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2013 Annual General Meeting of Shareholders of Aircastle Limited. This meeting will be held on May 23, 2013, at 10:00 a.m. Eastern Daylight Time, at the Delamar Greenwich Harbor, located at 500 Steamboat Road, Greenwich CT.

This year, we will again utilize the Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to their shareholders electronically. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual general meeting. In accordance with applicable SEC rules, on April 12, 2013, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access electronically our proxy statement and annual report and how to vote. Shareholders who did not receive this Notice will receive the annual general meeting materials by mail, including our proxy statement, proxy card and annual report.

Our proxy statement contains detailed information about the business to be conducted at the annual general meeting. To assure that your shares are represented at the annual general meeting, we urge you to exercise your vote by Internet, telephone or mail by following the instructions included on page 2 of the proxy statement and in the Notice or proxy card that you received. If you are able to attend the annual general meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the annual general meeting.

If you plan to attend the annual general meeting, please follow the instructions on page 3 of the proxy statement to obtain an admission ticket.

Sincerely,

Peter V. Ueberroth	Ron Wainshal
Chairman of the Board	Chief Executive Officer

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

Notice of the 2013 Annual General Meeting of Shareholders

To Our Shareholders:

Aircastle Limited will hold its 2013 Annual General Meeting of Shareholders (the “Annual Meeting”) at the Delamar Greenwich Harbor, located at 500 Steamboat Road, Greenwich CT, on May 23, 2013 at 10:00 a.m. Eastern Daylight Time. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of three Class I directors to serve until the 2016 annual general meeting of Aircastle Limited or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.

the appointment of Ernst & Young LLP as independent registered public accounting firm for Aircastle Limited for fiscal year 2013 and the authorization of the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.	an advisory vote on executive compensation; and

4.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Your Board of Directors recommends that you vote in favor of the proposals set forth in the accompanying proxy statement.

We will also present at the Annual Meeting the consolidated financial statements and independent registered public accounting firm’s report for the fiscal year ended December 31, 2012, copies of which can be found in our 2012 Annual Report that accompanies this Notice or which was previously circulated to shareholders.

Shareholders of record at the close of business on March 27, 2013 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common shares. A list of all shareholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, for the 10 days before the Annual Meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

Stamford, CT

April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2013. The proxy statement and annual report are available at www.aircastle.com/investors.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

Aircastle Limited

c/o Aircastle Advisor LLC

300 First Stamford Place, 5th Floor

Stamford, CT 06902

April 12, 2013

PROXY STATEMENT

For the 2013 Annual General Meeting of Shareholders To Be Held On

May 23, 2013

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place of Annual General Meeting.    The Board of Directors (the “Board”) of Aircastle Limited, an exempted Bermuda company (the “Company” or “Aircastle”), is soliciting proxies to be voted at the 2013 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. Eastern Daylight Time, on May 23, 2013, at the Delamar Greenwich Harbor, located at 500 Steamboat Road, Greenwich, CT for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Shareholders, and at any adjournment or postponement of the Annual Meeting. We are sending this proxy statement in connection with the proxy solicitation.

On or about April 12, 2013, the Company began mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials. This Notice contains instructions on how to access the proxy statement and our annual report for the year ended December 31, 2012 (the “2012 Annual Report”) and how to vote. By furnishing this Notice, we are lowering the costs and reducing the environmental impact of our Annual Meeting. Shareholders who did not receive this Notice will continue to receive paper copies of our proxy statement, proxy card and 2012 Annual Report, which we began mailing on or about April  12, 2013.

Matters to be Considered at the Annual Meeting.    At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of three Class I directors to serve until the 2016 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws;

2.

the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013 and the authorization of the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

3.	an advisory vote on executive compensation; and

4.	any other business properly presented at the Annual Meeting and any adjournment(s) or postponement(s) of the Annual Meeting.

Quorum and Voting Requirements.    Our Board has fixed the close of business on March 27, 2013 as the record date (the “Record Date”) for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. The presence of two or more persons at the start of the Annual Meeting and representing in person, or by proxy entitling the holder to vote at the Annual Meeting, in excess of 50% of all votes attaching to all shares of the Company in issue, shall form a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

For the election of nominees to our Board, the affirmative vote of a plurality of the votes cast at the Annual Meeting is sufficient to elect the director, provided that a quorum is present. For the appointment of Ernst & Young LLP, the advisory vote on executive compensation and the approval of any other business properly presented at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the matter, provided that a quorum is present. A shareholder voting for the election of directors may withhold authority to vote for all or certain nominees. A shareholder may also abstain from voting on the other matters presented for shareholder vote. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

If a shareholder holds shares through a broker, bank or other nominee (“broker”), generally the broker may vote the shares it holds in accordance with instructions received. If a shareholder does not give instructions to a broker, the broker can vote the shares it holds with respect to “discretionary” or routine proposals under the rules of the New York Stock Exchange (“NYSE”). A broker cannot vote shares with respect to “non-discretionary” proposals for which a shareholder has not given instruction. The appointment of Ernst & Young LLP is considered a “discretionary” proposal and therefore may be voted upon by a broker even in the absence of instructions from the shareholder; however, the election of directors, the advisory vote on executive compensation and any other business properly presented at the Annual Meeting are considered “non-discretionary” items and a broker may not vote on these items in the absence of instructions from the shareholder.

As of the Record Date, there were 68,280,293 common shares of the Company, par value US$0.01 per share (“Common Shares”), outstanding and entitled to vote. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting.

Voting of Proxy.    You may submit your proxy with voting instructions by any one of the following means:

•	By Internet or Telephone

To submit your proxy by internet, go to www.proxyvote.com. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

To submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12-digit number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on May 22, 2013. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you submit your proxy by telephone or on the Internet, you do not have to return your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•	By Mail

If you are a holder of record and received your Annual Meeting materials by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods:

•	By internet at www.proxyvote.com;

•	By telephone at 1-800-690-6903

•	By email at sendmaterial@proxyvote.com.

Once you receive the Annual Meeting materials, please sign, date and complete the proxy card included therewith and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, the proxy card will give you separate instructions for voting your shares.

•	In Person, at the Annual Meeting

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

Proxies, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the Common Shares represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•

FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013 and the authorization of the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees;

•	FOR the proposal regarding an advisory vote on executive compensation; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.

Revocability of Proxy.    Any shareholder returning a proxy may revoke it at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holder(s) will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board’s recommendations as described above.

Persons Making the Solicitation.    This proxy statement is sent on behalf of, and the proxies are being solicited by, the Board. We will bear all costs of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail and personal interviews. We will request brokers, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Shares they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

We have also engaged D.F. King & Co., Inc. to assist the Company in the solicitation of proxies for an anticipated fee of $3,750, and we have agreed to reimburse D.F. King & Co. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify D.F. King & Co. against certain losses, costs and expenses.

Recommendations of the Board of Directors.    The Board recommends a vote:

•	FOR the election of the director nominees named herein;

•

FOR the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2013 and the authorization of the directors of Aircastle, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees; and

•	FOR the proposal regarding an advisory vote on executive compensation.

Attendance at the Meeting.    If you plan to attend the meeting, you may request an admission ticket in advance. Tickets will be issued to registered and beneficial owners. You may request tickets by:

•

sending an e-mail to the Investor Relations department at ir@aircastle.com providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below;

•	sending a fax to (203) 504-1021 providing the name under which you hold shares of record or the evidence of your beneficial ownership of shares described below; or

•	checking the “Annual Meeting” box on the proxy card, if you are a holder who received your annual meeting materials by mail.

Please note that a beneficial owner holding his or her shares in “street name” who plans to attend the Annual Meeting must also send a written request with proof of ownership (such as a bank or brokerage firm account statement) to the Company’s transfer agent, American Stock Transfer & Trust Company 59 Maiden Lane, New York, NY 10038. Admittance to the Annual Meeting will be based upon availability of seating. For directions to the Annual Meeting, please call (203) 501-1020.

Shareholders who do not present admission tickets at the Annual Meeting will be admitted upon verification of ownership at the admissions desk.

Proposal No. 1

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The first proposal is to elect three Class I directors to serve until the 2016 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Our Bye-laws provide that our Board shall consist of not less than three and not more than such maximum number of directors, not exceeding 10 directors, as the Board may from time to time determine. The number of directors is currently fixed at 8. The Board is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2013, 2014 and 2015, respectively.

The Board unanimously proposes as nominees for election at the Annual Meeting the three existing Class I directors, Messrs. Ronald W. Allen, Douglas Hacker and Ron Wainshal.

If elected at the Annual Meeting, the directors will hold office from election until the 2016 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws. If any of the nominees becomes unavailable or unwilling to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board may recommend.

Set forth below is certain biographical information regarding our directors, including the director nominees, as of March 27, 2013. The biographical information includes a description of the particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and Board to conclude that each director and director nominee should serve on the Board. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of March 27, 2013. See “Committees of the Board of Directors” in this proxy statement for a description of the changes to the Board’s committee structure in 2012.

Unless otherwise instructed, we will vote all proxies we receive FOR Messrs. Allen, Hacker and Wainshal.

Nominees

Set forth below is information regarding the nominees for election:

Name	Age	Position
Ronald W. Allen	70	Class I Director
Douglas Hacker	57	Class I Director
Ron Wainshal	48	Class I Director

Ronald W. Allen was appointed to our Board on August 2, 2006. In February 2012, Mr. Allen was appointed President and CEO of Aarons, Inc., a company specializing in lease ownership and specialty retailing of office furniture, consumer electronics, home appliances and electronics. Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., from July 1997 through July 2005. He had been Delta’s Chairman of the Board and Chief Executive Officer since 1987 and retired as its Chairman of the Board, President and Chief Executive Officer in July 1997. Mr. Allen is also a director of the Coca-Cola Company, Aaron’s, Inc., and Guided Therapeutics He previously was a director at Interstate Hotel & Resorts from August 2006 through March 2010 and he currently serves as a director of Forward Air Corporation but is not standing for re-election and his term as a director will expire in May 2013.

The Board has determined that Mr. Allen is “financially literate” as defined by NYSE rules. Mr. Allen brings strong leadership to the Board and extensive experience in human resources, operations, strategic planning and financial matters relevant to the airline industry to the Board, and he provides valuable insight in these areas to the Board and to the Company’s management. Mr. Allen also maintains high-level contacts with airlines which are customers of the Company or which may in the future be customers of the Company.

Douglas A. Hacker was appointed to our Board on August 2, 2006. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, an airline holding company. Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002 and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director or trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds and as a director of Nash Finch Company and SeaCube Container Leasing. The Board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the Board excellent perspectives on airline financial and operational matters and on aircraft investing, leasing and finance matters, on strategic matters relevant to the Company and on executive compensation.

Ron Wainshal was appointed to our Board on May 25, 2010. Mr. Wainshal became our Chief Executive Officer in May 2005. Prior to joining Aircastle, Mr. Wainshal was in charge of the Asset Management group of General Electric Commercial Aviation Service, or “GECAS,” from 2003 to 2005. After joining GECAS in 1998, he also led many of GECAS’ U.S. airline restructuring efforts and its bond market activities and played a major marketing and structured finance role for GECAS in the Americas. Before joining GECAS, he was a principal and co-owner of a financial advisory company specializing in transportation infrastructure from 1994 to 1998 and prior to that held positions at Capstar Partners and The Transportation Group in New York and Ryder System in Miami. He received a BS in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago’s Graduate School of Business. Mr. Wainshal brings to the Board deep and varied experience in aircraft finance and leasing in particular and asset-based financing generally. He also has strong leadership skills, extensive managerial experience and a deep understanding of the Company and our industry.

If any of these nominees for director becomes unavailable, the persons named in the enclosed proxy intend to vote for any alternate designated by the Board.

The Board recommends that you vote FOR the above-named nominees to serve as our directors until the 2016 annual general meeting of Aircastle or until their office shall otherwise be vacated pursuant to our Bye-laws.

Continuing Directors

Name	Age	Position
Giovanni Bisignani	66	Class III Director
Ronald L. Merriman	68	Class II Director
Agnes Mura	63	Class II Director
Charles W. Pollard	55	Class II Director
Peter V. Ueberroth	75	Class III Director

Giovanni Bisignani was appointed to our Board on May 24, 2012. Mr. Bisignani was the Director General and CEO of the International Air Transport Association (“IATA”) from 2002 to 2011. In 2001, he launched the European travel portal Opodo and served as its Chief Executive Officer. From 1998 to 2001 he served as CEO & Managing Director of SM Logistics, a group of logistics and freight forwarding companies partially owned by General Electric. From 1994 to 1998, Mr. Bisignani served as President of Tirrenia di Navigazione, the largest Italian ferry company. He spent five years as CEO and Managing Director of Alitalia from 1989 to 1994. During this time he also served on the IATA Board of Governors. He has been a Member of the Pratt & Whitney Advisory Board and Chairman of Galileo International. Mr. Bisignani began his career with Citibank and then held several high-level positions at the energy company ENI and with the Italian industrial conglomerate IRI Group. Mr. Bisignani studied both in Italy (Rome) and the United States (Harvard Business School). Mr. Bisignani brings to the Board strong leadership skills, extensive experience in operations, strategic planning and financial matters relevant to the airline and travel industry and extensive, high-level contacts with airlines which are customers of the Company or which may in the future be customers of the Company.

Ronald L. Merriman was appointed to our Board on August 2, 2006. Mr. Merriman serves as the Chair of the Audit Committee. He is the retired Vice Chair of KPMG, a global accounting and consulting firm, where he served from 1967 to 1997 in various positions, including as a member of the Executive Management Committee and as chair of the firm’s Global Transportation Practice. He also served as Executive Vice President of Ambassador International, Inc., a publicly traded travel services business, from 1997 to 1999; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000; Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; and Managing Director of Merriman Partners, a management advisory firm, from 2004 to 2010. He is also a director of. Pentair, Ltd., formerly Pentair, Inc, Realty Income Corporation and Haemonetics Corporation. The Board has determined that Mr. Merriman is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations. Mr. Merriman brings an extensive accounting and financial background to the Board, with a particular emphasis on accounting and financial matters relevant to the airline and travel industries and transportation companies generally and provides valuable insight on the cross-border nature of our business.

Agnes Mura was appointed to our Board on February 18, 2013. Ms. Mura has been the President of Agnes Mura, Inc., (AMI) since 1997. AMI is a leadership development firm, specializing in global executive coaching and organizational behavior for senior teams in Global 1000 companies. Prior to AMI, Ms. Mura was Vice President and IPB California Representative of Bankers Trust Co. from 1993 to 1996. From 1985 to 1993, she was Assistant Vice President, and then Vice President for First Interstate Bank Ltd. Ms. Mura was the Foreign Relations Manager for the Los Angeles Olympic Organizing Committee from 1983 to 1985. She holds a BA from the Edinburgh University and an MA from the University of Cologne, Germany. Ms. Mura brings to the board strong leadership and leadership development skills and extensive experience in international business, and she provides valuable insight in these areas to the Board and to the Company’s management.

Charles W. Pollard was appointed to our Board on July 6, 2010. Mr. Pollard joined Omni Air International, Inc., a passenger charter carrier, in 1997, where he served variously as Managing Director, President and CEO, and Vice Chairman until 2009. Previously he spent 10 years in senior management positions, including President and CEO, at World Airways, Inc., the oldest U.S. charter airline. He currently serves on the board of directors of Allegiant Travel Company and Air Partner plc. Mr. Pollard brings to the Board extensive experience in operations, strategic planning and financial matters relevant to the airline industry, and he provides valuable insight in these areas to the Board and to the Company’s management.

Peter V. Ueberroth was appointed to our Board on August 2, 2006 and became Chairman of the Board in August 2012. Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company; he has held this position since 1989. He is the co-chairman of Pebble Beach Company and a director of the Coca-Cola Company and Easton Bell Sports. He also served as director of Adecco SA, an international, publicly traded employment services company; Ambassadors International, Inc., a publicly traded travel services business; and Hilton Hotels Corporation during the past five years. Mr. Ueberroth brings strong leadership skills and extensive experience in the airline and travel industries to the Board. From his leadership roles in other global businesses and from in his past role as Chairman of the United States Olympic Committee, Mr. Ueberroth provides to the Board valuable understanding and perspective of international trends and strategies, particularly with respect to China.

Legal Proceedings Involving Directors, Officers or Affiliates.    There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence.    In March 2013, our Board determined the independence of each member of the Board in accordance with the NYSE corporate governance rules and applicable rules of the United States Securities and Exchange Commission (the “SEC”). Each director affirmatively determined by the Board to have met the standards set forth in Section 303A.02(b) of the NYSE listing standards is referred to herein as an “Independent Director.” The Board has determined that Ronald W. Allen, Giovanni Bisignani, Douglas A. Hacker, Ronald L. Merriman, Agnes Mura, Charles W. Pollard and Peter V. Ueberroth are Independent Directors. In making this determination, our Board considered all relevant facts and circumstances, as required by applicable NYSE listing standards.

The NYSE rules require that the Board consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board, and a director of Aircastle only qualifies as “independent” if the Board affirmatively determines that the director has no material relationship with Aircastle (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aircastle). While the test for independence is a subjective one, the NYSE rules also contain objective criteria that preclude directors from being considered independent in certain situations.

Specifically, persons meeting the following objective criteria under the NYSE rules are deemed to be not independent:

•

A director who is or was an employee, or whose immediate family member is an executive officer, of Aircastle (including any consolidated subsidiary) may not be considered independent until three years after the end of such employment relationship;

•

A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than US$120,000 in direct compensation from Aircastle (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Aircastle; (ii) is a current employee of such a firm; (iii) has an immediate family member who is a current employee of such a firm and who personally works on Aircastle’s audit; or (iv) was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on Aircastle’s audit within that time;

•

A director who is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of Aircastle’s present executive officers at the same time serve or served on that Company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•

A director who is a current employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that has made payments to, or has received payments from, Aircastle for property or services in an amount which, in any single fiscal year, exceeds the greater of US$1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.

Ownership of a significant amount of Common Shares, by itself, does not constitute a material relationship.

The Board has not established additional guidelines to assist it in determining whether a director has a material relationship with Aircastle under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board, when assessing the materiality of a director’s relationship with Aircastle, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

CORPORATE GOVERNANCE

The role of our Board is to ensure that Aircastle is managed for the long-term benefit of our shareholders. To fulfill this role, the Board has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards, including those provided by the SEC and the NYSE. In addition, the Board is informed regarding Aircastle’s activities and periodically reviews, and advises management with respect to, Aircastle’s annual operating plans and strategic initiatives.

We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We have also continued to review the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the existing and proposed rules of the SEC and the existing and proposed listing standards of the NYSE.

Corporate Governance Guidelines.    Our Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at http://www.aircastle.com under “Investors — Corporate Governance” and are available in print to any shareholder of the Company upon request.

Code of Business Conduct and Ethics.    To help ensure that Aircastle abides by applicable corporate governance standards, our Board has adopted a Code of Business Conduct and Ethics, which is posted on our website at http://www.aircastle.com under “Investors — Corporate Governance,” and a Code of Ethics for Chief Executive and Senior Financial Officers, which is available in print to any shareholder of the Company upon request. The Company intends to post on its website any material amendments to its ethics codes and the description of any waiver from a provision of the ethics codes granted by the Board to any director or executive officer of the Company within four business days after such amendment or waiver.

Communications with the Board of Directors.    Shareholders and other interested parties who wish to communicate directly with any of the Company’s directors, including the Presiding Director (as defined below) or the Independent Directors as a group, may do so by writing to the Board, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902 Attention: General Counsel. All communications will be received, sorted and summarized by the General Counsel, as agent for the relevant directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other communications will be referred to such other director as may be appropriate. Communications may be submitted anonymously or confidentially.

Meetings of the Board of Directors.    Regular attendance at Board Meetings is required of each director. During 2012, Aircastle’s Board held ten meetings. Each incumbent director attended 75% or more of the aggregate of all meetings of the Board and committees on which the director served during 2012.

Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances. Seven directors attended our 2012 annual general meeting.

Board Leadership Structure and Executive Sessions.    The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Ron Wainshal to focus primarily on management of the Company’s strategic direction and day-to-day operations, while allowing our Chairman Peter Ueberroth, to lead the Board in its fundamental role of providing advice to and independent oversight of management. Mr. Ueberroth is an independent director and our Chairman and, accordingly, he also serves as the lead independent director or “Presiding Director”.

The Board is comprised of seven non-management directors and one management director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management directors are required to meet regularly in executive session and the “independent directors” must meet in executive session at least once each year. As such, the Board’s meetings include, whenever appropriate, executive sessions in which only Independent Directors are present. Any Independent Director can request that an executive session be scheduled. Interested parties who wish to communicate directly with the non-management directors may forward correspondence to The Chairman, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

Board Oversight of Risk Management.    Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies, such as the Company’s newly adopted clawback policy. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating, and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Named executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Incentive compensation awards take into account overall corporate performance and individual performance and are determined, for certain named executive officers, with a view to agreed target levels. A significant portion of incentive compensation provided to the named executive officers is in the form of equity incentive awards that vest over time and are important to help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s share price and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has also implemented a clawback policy to increase the incentive to management to account for risks

An overall review of risk is inherent in the Board’s evaluation of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure; the CEO and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board and its committees provide oversight in connection with those efforts.

Committees of the Board of Directors.    The Board has three standing Committees: Audit, Compensation and Nominating and Corporate Governance. The table below indicates the members of each committee. All members of each committee are Independent Directors.

Name	Audit	Compensation	Nominating and Corporate Governance
Ronald W. Allen	X
Giovanni Bisignani			X
Douglas A. Hacker*	X	X
Ronald L. Merriman*	Chair	X
Agnes Mura
Charles W. Pollard		Chair	X
Peter V. Ueberroth			Chair
Ron Wainshal

*	Messrs. Hacker and Merriman serve as financial experts on our Audit Committee.

The Board also has appointed an Investment Committee comprised of Messrs Hacker, Pollard and Wainshal.

On the recommendation of the Nominating Committee, a number of changes to the Board’s committee structure were made in 2012, including the following:

•	Mr. Allen now serves only on the Audit Committee. He previously served on the Audit Committee and Compensation Committee and Chaired the Nominating and Corporate Governance Committee.

•	Mr. Ueberroth and Mr. Bisignani joined the Nominating and Corporate Governance Committee, with Mr. Ueberroth in the Chair.

•	Mr. Pollard became the Compensation Committee Chair.

•	Mr. Merriman joined the Compensation Committee and he no longer serves on the Nominating and Corporate Governance Committee.

The Audit Committee.    The Audit Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules and applicable SEC rules and regulations. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors — Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Audit Committee are Independent Directors. The Board has determined that each member of the Audit Committee is “financially literate” as defined by NYSE rules and that Messrs. Hacker and Merriman are qualified to serve as the Audit Committee’s “financial experts” as defined by SEC regulations. A brief description of each of Mr. Hacker and Mr. Merriman’s work experience are included on pages 5 and 6, respectively. The Board also determined that although Mr. Merriman currently sits on the audit committees of more than three public companies, such simultaneous service would not impair his ability to serve effectively on the Company’s Audit Committee.

Our Audit Committee’s functions include:

•

reviewing (i) the audit plans and findings of the independent certified public accountants and our internal audit and risk review staff and (ii) the results of regulatory examinations and monitoring management’s corrective action plans with respect to such plans, findings and results where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent certified public accountants;

•	reviewing our accounting and internal controls policies and procedures, compliance programs and significant tax and legal matters;

•

making recommendations to our shareholders regarding the annual appointment by our shareholders of the independent certified public accountants (which constitutes the auditor for purposes of Bermuda law) and evaluating their independence and performance, as well as setting clear hiring policies for employees or former employees of our independent certified public accounting firm; and

•	reviewing the process by which we assess and manage exposure to financial and legal risk.

During 2012, the Audit Committee held eight meetings. Audit Committee meetings include, where appropriate, executive sessions in which the Audit Committee meets (i) only with Committee members present, (ii) separately with the Company’s independent registered public accountants (iii) separately with the Company’s internal auditor or (iv) with the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel. The report of the Audit Committee is included on page 33.

The Compensation Committee.    The Compensation Committee acts under a written charter that has been approved by the Board and complies with the NYSE corporate governance rules. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors—Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Compensation Committee are Independent Directors.

Our Compensation Committee’s functions include:

•	reviewing the salaries, benefits and share-based grants for executive officers;

•

reviewing corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•	acting as administrator of the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan (the “Plan”); and

•	reviewing risks relating to the Company’s employment practices and the Company’s compensation and benefits practices.

The Compensation Committee held eight meetings during 2012. Compensation Committee meetings include, where appropriate, executive sessions in which the Compensation Committee meets only with Committee members present and/or with the Company’s Chief Executive Officer. The Compensation Committee Report is included on page 25.

The Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee acts under a written charter that has been approved by the Board and complies with NYSE corporate governance rules. A copy of the charter is posted on the Company’s website at http://www.aircastle.com under “Investors — Corporate Governance” and is available in print to any shareholder of the Company upon request. All three members of the Nominating and Corporate Governance Committee are Independent Directors. The Nominating and Corporate Governance Committee held four meetings during 2012.

Our Nominating and Corporate Governance Committee functions include:

•

reviewing the performance of the Board and incumbent directors and making recommendations to our Board regarding the selection of candidates, qualification and competency requirements for service on the Board and the suitability of proposed nominees;

•	advising the Board with respect to the corporate governance principles applicable to the Company;

•	reviewing risks associated with the Company’s management and director succession planning; and

•	overseeing the evaluation of the Board and the Company’s management.

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business; and educational and professional background. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however, the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.

All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described under Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the global aircraft leasing, aircraft financing, airline, cargo, manufacturing or other similar businesses; (vi) current or recent senior executive experience and leadership; and (vii) ethnic, gender, professional, geographic and philosophical diversity within the overall composition of the Board. While the Nominating and Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board and contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience and expertise in areas relevant to the Company’s business. The committee assesses its achievement of diversity through review of Board composition as part of the Board’s annual self-assessment process.

While the Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for Aircastle not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our Bye-laws, as described below.

Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Secretary, Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. Recommendations must be received no less than 90 days nor more than 120 days before the anniversary of the prior year’s annual general meeting of shareholders to be considered for inclusion in the proxy statement for the 2013 Annual General Meeting of Shareholders. All recommendations meeting the minimum requirements set forth in the Corporate Governance Guidelines will be referred to the Chairperson of the Nominating and Corporate Governance Committee. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

In addition, our Bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time limits set out in the Bye-laws of the Company.

A person must own Common Shares on the date that he or she sends the notice to Aircastle under the procedures above for the nomination to be valid under our Bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Investment Committee.    The Board established and designated an Investment Committee (the “Investment Committee”) pursuant to resolutions adopted on August 2, 2006, and since that date the Board has re-authorized the Investment Committee a number of times. The Board authorized the Investment Committee to approve, within certain limitations, aircraft acquisition, lease and sale transactions, financing and interest rate hedging transactions and other ttransactions by the Company. The Investment Committee held 12 meetings during 2012.

DIRECTOR COMPENSATION

During 2012, cash compensation for service on our Board was set at the following levels:

•	Directors are paid an annual cash fee of US$80,000.

•	Each of the chairs of the Audit Committee and Investment Committee is paid an annual cash fee of $35,000 and each other such committee member is paid an annual cash fee of $20,000.

•	The Compensation Committee Chair is paid an annual cash fee of $25,000 and Compensation Committee members are paid an annual cash fee of $10,000.

•	The Nominating and Corporate Governance Committee chair is paid an annual cash fee of $15,000 and Nominating and Corporate Governance Committee members are paid an annual cash fee of $10,000.

These fees are pro-rated for service less than a full year. Our affiliated director, Mr. Wainshal, was not separately compensated by us for his Board or committee service. All members of the Board were reimbursed for reasonable costs and expenses incurred in attending meetings of the Board or otherwise incurred in connection with carrying out their duties as directors

On the first business day of each calendar year, our non-management directors receive grants of restricted shares under the Amended and Restated Aircastle Limited 2005 Equity Incentive Plan (the “Plan”), with the number of shares for each such grant being equal to US$90,000 divided by the Fair Market Value (as defined in the Plan) of our Common Shares as of such date, rounded to the nearest whole share. Such restricted shares fully vest on January 1 of the following calendar year, pursuant to the terms and conditions of the Plan and the Award Agreement (as defined in the Plan).

The table below sets forth certain information concerning the compensation earned in 2012 by our directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (US$ )	Stock Awards (US$)(1)	All Other Compensation (US$)(2)	Total (US$)
Ronald W. Allen	117,003	89,994	4,351	211,348
Giovanni Bisignani(3)	53,809	55,285	2,289	111,383
Douglas A. Hacker	133,064	89,994	4,351	227,409
Ronald L. Merriman	105,654	89,994	4,351	199,999
Agnes Mura(4)	—	—	—	—
Charles W. Pollard	101,914	89,994	4,351	196,259
Peter V. Ueberroth	77,385	89,994	4,351	171,730
Ron Wainshal	—	—	—	—

(1)

In accordance with SEC disclosure rules, the amounts reported in the “Stock Awards” column of the table above reflect the aggregate fair value on the grant date of the restricted shares granted to our directors during 2012 determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 7 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. The grant date fair value of each restricted share was US$12.72 and for Mr. Bisignani, US$11.23. The aggregate number of restricted shares outstanding on December 31, 2012 for each director was: Mr. Allen- 7,075, Mr. Bisignani- 4,923, Mr. Hacker-7,075, Mr. Merriman-7,075, Mr. Pollard-7,075, and Mr. Ueberroth-7,075.

(2)	The reported amounts consist of dividend payments made by the Company on unvested restricted Common Shares for each director in 2012.

(3)	Mr. Bisignani’s compensation reflects his service for only a portion of 2012.

(4)	Ms. Mura was appointed to the Board in February 2013.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines (“Ownership Guidelines”) pursuant to which each member of the Board who is paid a base annual cash fee for service on the Board is expected to attain the following levels of share ownership while providing service to the Company (based on the aggregate value of this share ownership as of any date of determination):

Position	Multiple of Annual Cash Board Service Fee
Relevant Director	3x

The Ownership Guidelines provide for a phase-in period, according to which a director should satisfy the Ownership Guidelines by the later of March 14, 2017 or the fifth anniversary of his or her initial appointment to the Board. As of March 31, 2013, each member of the Board complied with the Ownership Guidelines.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership on Form 3 and changes in ownership on Forms 4 and 5. Such officers, directors and greater-than-ten percent shareholders are also required by the SEC to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to all of its reporting persons were complied with during the fiscal year ended December 31, 2012.

Security Ownership of Certain Beneficial Owners and Management.    The following table sets forth, as of March 27, 2013, the total number of Common Shares beneficially owned, and the percent so owned, by (i) each person known by us to be the beneficial owner of more than five percent of our Common Shares, (ii) each of our directors, director nominees and named executive officers and (iii) all directors and executive officers as a group. The percentage of beneficial ownership of our Common Shares is based on Common Shares outstanding as of that date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent (3)
Executive Officers and Directors(4)
Ron Wainshal(5)	650,857	*
Michael Inglese	284,780	*
David Walton	254,375	*
Joseph Schreiner	60,917	*
Aaron Dahlke	16,757	*
Ronald W. Allen	81,635	*
Giovanni Bisignani	11,111	*
Douglas A. Hacker	90,035	*
Ronald L. Merriman	41,079	*
Agnes Mura	5,568	*
Charles W. Pollard	26,315	*
Peter V. Ueberroth (6)	266,544	*
All directors and executive officers as a group ( 14 persons)	1,863,033	2.73%
5% Shareholders
Ontario Teachers’ Pension Plan (7)	6,223,200	8.90%
Donald Smith & Co., Inc (8)	5,561,032	7.97%
AllianceBernstein LP (9)	4,119,385	6.00%
The Vanguard Group (10)	3,869,405	5.67%
BlackRock, Inc.(11)	3,938,980	5.65%
Dimensional Fund Advisors LP (12)	3,868,285	5.55%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	Consists of Common Shares held, including restricted shares, shares underlying share options exercisable within 60 days and shares underlying warrants exercisable within 60 days.

(3)	Percentage amount assumes the exercise by such persons of all options and warrants exercisable within 60 days to acquire common shares and no exercise of options or warrants by any other person.

(4)	The address of each officer or director listed in the table below is: c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

(5)	Includes 2,400 Common Shares held indirectly as Custodian for Sarah Wainshal.

(6)	Includes 200,000 Common shares held indirectly by the Ueberroth Family Trust.

(7)

Information regarding Ontario Teachers’ Pension Plan (“OTPP”) is based solely upon a Schedule 13G filed by OTPP with the SEC on February 13, 2013, which indicates that OTPP held sole voting power over 6,223,200 Common Shares and sole dispositive power over 6,223,200 Common Shares. The address of OTPP is 5650 Yonge Street, 3rd Floor Toronto, Ontario, Canada M2M 4H5.

(8)

Information regarding Donald Smith & Co., Inc. (“Donald Smith”)is based solely upon a Schedule 13G filed by Donald Smith with the SEC on February 13, 2013, which indicates that Donald Smith held sole voting power over 4,489,391 Common Shares and sole dispositive power over 5,561,032 Common Shares. The address of Donald Smith is 152 West 57th Street, New York, NY 10019.

(9)

Information regarding AllianceBernstein LP (“AllianceBernstein”) is based solely upon a Schedule 13G filed by AllianceBernstein with the SEC on February 12, 2013, which indicates that AllianceBernstein held sole voting power over 3,499,505 Common Shares and sole dispositive power over 4,199,385 Common Shares. The address of AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

(10)

Information regarding The Vanguard Group (“Vanguard”) is based solely upon a Schedule 13G filed by Vanguard with the SEC on February 22, 2013, which indicates that Vanguard held sole voting power over 94,719 Common Shares and sole dispositive power over 3,869,886 Common Shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.

(11)

Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G filed by Blackrock with the SEC on January 30, 2013, which indicates that BlackRock held sole voting power over 3,938,980 Common Shares and sole dispositive power over 3,938,980 Common Shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(12)

Information regarding Dimensional Fund Advisors LP (“Dimensional”) is based solely upon a Schedule 13G filed by Dimensional with the SEC on February 11, 2013, which indicates that Dimensional held sole voting power over 3,829,778 Common Shares and sole dispositive power over 3,868,285 Common Shares. The address of Dimensional is Palisades West Building One, 6300 Bee Cave Road, Austin, TX 78746.

Trading Policy.    Our directors, officers and employees are required to comply with a trading compliance policy that is designed to prevent insider trading violations. The policy includes mandatory trading black-out periods and prohibits certain transactions. Hedging or pledging of our shares by directors, officers or employees is prohibited unless an exception to the policy is specifically pre-approved by the General Counsel. No such exception has been requested or approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers named in our Summary Compensation Table. We refer to these five officers throughout the CD&A and the accompanying tables as our “named executive officers.”

Executive Summary

We seek to closely align the interests of our named executive officers with the interests of our shareholders. As described in this CD&A, our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time not encouraging unnecessary or excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash bonus and equity incentive awards that vest over time.

For 2012 key factors in determining compensation were the Company’s financial performance, particularly adjusted earnings per share, cash flow from operations and return on equity relative to the Company’s business plan and new investment levels. Other important considerations include our performance relative to our peers (and the compensation practices of our peers) along with the individual performance of our named executive officers.

In light of the importance of tying compensation to performance, the Compensation Committee worked with management and an independent compensation consultant, Towers Watson, to develop specific operational and performance-based metrics for determining a process to set the overall size of the bonus pool for 2013 and the metrics for 2013. We encourage you to read this CD&A for a detailed discussion and analysis of our executive compensation program, including information about the 2012 compensation of the named executive officers.

Objectives and Philosophy of Executive Compensation Program

The primary goals of our compensation program for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to align their annual and long-term incentives with enhancing shareholder value. To achieve these goals, our philosophy is to implement and maintain executive compensation plans that are intended to:

•

motivate our named executive officers by providing the large majority of their overall compensation through incentives tied to our overall performance and success relative to individual goals set for them;

•	align each named executive officer’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted stock grants; and

•	balance short-term and long-term goals, including by having restricted stock granted to our named executive officers vest over a period of time.

Roles of the Compensation Committee, CEO and Independent Consultant

The Compensation Committee evaluates each named executive officer’s performance with the goal of setting overall compensation at levels that the Compensation Committee believes are appropriate in view of our financial and operational performance, including investing, capital raising, liquidity management, asset sales and portfolio management, and in view of the individual performance of the executive. In addition, the Compensation Committee strives to have the mix and level of compensation for the named executive officer should reflect the importance of the executive to the Company’s success, the responsibilities of the executive within the Company, competition for the executive’s talent and relative levels of compensation for other executives at the Company.

The Compensation Committee, with the approval of the Board, also implements policies to decrease risks associated with compensation practices. To that end, in 2011, the Compensation Committee and the Board implemented a share ownership guideline policy described in “— Stock Ownership Guidelines for Directors” and “— Stock Ownership Guidelines for Executives.” In addition, the Compensation Committee has determined that a clawback policy will be adopted by the Company pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and the listing requirements of the New York Stock Exchange, promptly following the adoption of final rules by the SEC, and that incentive compensation awards will be subject to that policy.

In making individual compensation decisions, the Compensation Committee considers the total compensation awarded to the named executive officer, including all elements of compensation and including any applicable terms of the executive’s employment agreement or employment letter. The Compensation Committee determines the compensation of the Chief Executive Officer (“CEO”), and is assisted in this determination by reviewing his performance with other members of the Board. In making determinations regarding the compensation for the other named executive officers, the Compensation Committee considers the CEO’s recommendations. The Compensation Committee also reviews senior executives’ annual self-appraisal reports as well as performance reviews prepared by their managers, which are produced each year as part of our annual employee evaluation process. For senior executives, these reports include an analysis of the goals set for the preceding year, whether and how those goals were met, whether that executive’s performance met the Company’s ethical standards, and also outline the goals for the coming year.

The Compensation Committee retained the firm of Towers Watson, an independent compensation consultant to advise the Compensation Committee in connection with its incentive compensation decisions with respect to 2012. The services provided by Towers Watson are under the direction and authority of the Compensation Committee. Towers Watson has no other direct or indirect business relationships with the Company or our management team. Towers Watson does not provide any services to management and had no relationship with management prior to the engagement. Representatives of Towers Watson attended selected Compensation Committee meetings and provided objective third-party advice, compensation market perspectives and expertise on proposed executive compensation levels, and in prior years provided a peer group executive compensation analysis for the Compensation Committee. Towers Watson reports directly to the Compensation Committee and provided its counsel and advice to the Compensation Committee as an independent consultant. It did not provide other services to management or to the Company. The Compensation Committee concluded that the advice it receives from Towers Watson is objective and does not raise any conflict of interest. The Compensation Committee retained Towers Watson to assist the Committee in 2013.

Elements of Compensation

Compensation for our named executive officers consists of the following elements:

•	a base salary;

•	an annual cash bonus;

•	equity incentive awards in the form of restricted shares; and

•	other compensation, including dividends, severance benefits and medical, dental, life insurance; and 401(k) plans.

These elements, in combination, are intended to promote the goals described above. Base salary provides a minimum level of compensation that assists in our efforts to attract and retain talented executives. Annual cash bonuses and restricted share bonus grants reflect our performance and reward achievement relative to our annual performance objectives. Restricted share bonus grants and periodic restricted share grants align executive compensation with enhancing shareholder value. For our named executive officers, we believe that restricted share grants should comprise a higher percentage of total compensation than for less senior executives, because these elements of compensation are more closely related to the objective of enhancing shareholder value, and the performance of the named executive officers can most directly bring about that enhancement.

The CEO makes compensation recommendations for each of the other named executive officers. In making these recommendations, the CEO evaluates their performance, their responsibilities and their compensation relative to other senior executives within the Company.

Base Salary.    Base salaries are intended to provide fixed compensation to each named executive officer that reflects his or her responsibilities, experience, value to the Company and demonstrated performance, taking into account, where applicable, the compensation levels from recent prior employment and the current market environment. Base salaries are reviewed annually and are adjusted from time to time in view of individual responsibilities, performance, publicly available market information, competitiveness of the market for the relevant executive and his or her salary history at the Company. The Compensation Committee did not perform a formal peer group analysis in 2012.

Bonus and Incentive Awards.     Annual cash bonuses for our named executive officers are paid in a combination of cash, typically payable in mid-March, and restricted share grants or other share-based awards vesting over a three-year period, in each case in amounts reviewed and approved by the Compensation Committee. The annual incentive bonuses are intended to compensate our named executive officers for individual performance achievements and for achieving important goals and objectives, including those set out in his or her performance review from the prior year. The purpose of providing a portion of the bonus in restricted share grants is to align compensation for our named executive officers with the interests of the shareholders, with vesting of restricted shares being subject to continued service. As a result of this practice, each of our named executive officers owns a substantial amount of the Company’s Common Shares.

Bonus levels vary depending on the individual named executive officer and are considered with respect to target bonus levels; however, they are not formulaic, but instead are based upon a subjective evaluation of performance and, except in the case of his own bonus determination, the recommendations of the CEO. For 2012, the cash and equity incentive awards for Messrs. Wainshal, Inglese and Walton were determined generally with reference to the target levels agreed in the relevant employment agreement, with reference as well to the individual performance parameters described above and the Company’s overall performance in 2012, particularly with respect to adjusted earnings per share, cash flow from operations, return on equity and new investment levels relative to targets set forth in the Company’s financial plan The employment agreements for Messrs. Wainshal, Inglese and Walton establish target cash bonus levels of $600,000 for Mr. Wainshal and $400,000 for Messrs. Inglese and Walton, and target equity incentive award levels of $1,200,000 for Mr. Wainshal and $400,000 for Messrs. Inglese and Walton.

In February 2013, the Compensation Committee found the following factors significant in determining the amounts of the annual cash bonuses and equity incentive awards for our named executive officers with respect to 2012:

•

For all of the named executive officers, (i) the overall performance of the Company, including new investments levels and returns; (ii) portfolio performance, including a high level of utilization and steady rental revenue yields; (iii) accessing various forms of debt financing and

(iv) increased asset sales for aircraft at or nearing the end of their economic lives. Aggressive goals for adjusted earnings per share, cash flow from operations, return on equity and new acquisition activity were set in early 2012 and the Compensation Committee determined that the results fell short of these goals and, in addition the Company’s results for 2012 were negatively impacted by asset impairments.

•

Mr. Wainshal guided and implemented the Company’s strategy, which entails a value oriented investment strategy, which is well integrated with its funding approach. During the year, Mr. Wainshal directly led our investment efforts, which resulted in approximately $840 million in aircraft acquisitions. Mr. Wainshal also helped drive the Company’s aircraft sales activity during 2012, focusing on older aircraft approaching the end of their economic lives. Mr. Wainshal led the Company’s proactive portfolio management efforts, including active airline risk monitoring and assessment as well as asset sales. However, because the Company’s results fell short of the goals established for 2012, Mr. Wainshal’s annual cash bonus and equity incentive award for 2012 were set below the target level set out in his employment agreement.

•

Mr. Inglese led the Company’s financing efforts, raising approximately $1.6 billion in debt during in 2012, including a $1.3 billion in unsecured bonds. Mr. Inglese led the Company’s efforts to transform its capital structure towards one that has more reliable access to the U.S. capital markets. Mr. Inglese also led the Company’s refinancing of its remaining term loan facility and in securing longer term and enlarged corporate credit facility. Mr. Inglese also took on a leading role in various strategic initiatives. He played an active role in maintaining and expanding strong relationships with investors and the financial community. Accordingly, Mr. Inglese’s annual cash bonus and equity incentive compensation award was set at the target level set out in his employment agreement.

•

Mr. Walton led the Company’s asset management operations, which encompass the legal and technical functions. During 2012 Mr. Walton led efforts which included completing 39 lease extensions, transitions or dispositions while also overseeing payment collection, airline restructuring and aircraft repossession efforts. His efforts helped the Company achieve excellent operational results including 99% portfolio utilization for the full year and very low receivables balances. Mr. Walton also played an active role in the strategic process and in building our aircraft engine evaluation and trading function and in connection with our aircraft sales efforts. Accordingly, Mr. Walton’s annual cash bonus and equity incentive compensation award was set at the target level set out in his employment agreement.

•

Mr. Schreiner managed a variety of technical projects in support of the Company’s leasing and financing efforts, including our aircraft acquisition efforts, and numerous aircraft transitions to new lease customers. He was also responsible for overseeing the Technical department’s forecasting and budgeting efforts and implemented a number of process improvements that have enhanced our technical asset management efforts.

•

Mr. Dahlke played a leading role in our audit process and in the preparation of our periodic financial reporting. He also played an important role, both internally and within relevant industry groups, in evaluating and commenting on the FASB/IASB Lease Exposure Draft relating to proposed changes to lease accounting. In addition, Mr. Dahlke provided transaction accounting advice internally to assist us in evaluating potential transactions and in deal execution.

The table below sets forth information regarding 2012, 2011 and 2010 compensation for each of our named executive officers, presenting each bonus and stock grant for the service year with respect to which it was awarded, as opposed to the year in such bonus and stock grants were actually awarded. Note that the SEC-required Summary Compensation Table (shown on page 21) requires disclosure of equity based grants in the year they were awarded, even if they were in respect of service in a prior year. Therefore if an incentive award was earned in respect of service in one fiscal year, but paid in the subsequent fiscal year it would be included as compensation in the subsequent fiscal year in the Summary Compensation Table. We believe the presentation below reflects how our Compensation Committee views year-over-year changes to the compensation for our named executive officers. It is important to recognize that the way the Compensation Committee presents compensation for our named executive offices in the table below is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee reviews total compensation for the named executive officers across different periods during its decision-making process.

Name and Principal Position	Fiscal Year	Salary (US$)	Cash Bonus (US$)	Equity Incentive Awards (US$)(1)	All Other Compensation (US$) (2)	Total (US$)
Ron Wainshal
Principal Executive Officer	2012 2011 2010	600,000 600,000 600,000	510,000 510,000 600,000	1,019,988 1,002,800 1,317,882	112,881 115,022 97,346	2,242,869 2,227,822 2,615,228
Michael Inglese
Principal Financial Officer	2012 2011 2010	400,000 400,000 306,795	400,000 340,000 400,000	400,004 334,271 439,294	47,765 74,907 89,715	1,247,769 1,149,178 1,235,804
David Walton
Chief Operating Officer, General Counsel and Secretary	2012 2011 2010	400,000 400,000 306,795	400,000 400,000 450,000	400,004 393,262 494,196	52,636 72,184 64,468	1,252,640 1,265,446 1,315,459

Joseph Schreiner
Executive Vice President, Technical	2012 2011 2010	275,000 270,833 250,000	181,000 175,000 190,000	53,994 49,161 65,875	16,674 20,382 20,534	526,668 515,376 526,409
Aaron Dahlke
Chief Accounting Officer	2012 2011 2010	250,000 250,000 250,000	184,000 178,000 190,000	56,017 51,119 65,875	21,909 30,071 29,684	511,926 509,190 535,559

(1)

The amounts reported in the “Equity Incentive Awards” column of the table above for 2012, 2011 and 2010 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718.

(2)

The amounts reported in “All Other Compensation” column represent dividends paid on unvested shares, Company contributions made during 2012 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

For Messrs. Schreiner and Dahlke, and for other senior members of the management team, the Compensation Committee determined that generally 100% of the first US$100,000 of value of the bonus and incentive awards should consist of cash and approximately 40% of any amounts in excess of the first US$100,000 in value should consist of restricted share grants, with the remainder being paid in cash. The Compensation Committee used the same formula for allocating bonuses and incentive awards between cash and restricted share grants for the prior year’s grants, having determined that such allocation remained the optimal division between cash compensation and long-term compensation to attain its compensation objectives. Following the February 18, 2013 Compensation Committee meeting, bonus restricted share grants were made under the Amended and Restated 2005 Aircastle Limited Equity Incentive Plan (the “Plan’) and generally vest in one-third increments on January 1, 2014, January 1, 2015 and January 1, 2016.

Cash bonuses are paid in a single installment in March of the year following the year to which the bonus relates, and bonus restricted share grants are communicated to the relevant employees as soon as practicable after determination by the Compensation Committee in February following the year to which the bonus relates. In early 2014, the Compensation Committee will determine the allocation between cash and restricted share grants for any awards that may be awarded to named executive officers with respect to 2013.

Other Compensation.    A component of our executive compensation consists of dividends paid on restricted shares, whether such shares are vested or unvested. Paying dividends on unvested shares further aligns the interests of our named executive officers with the interests of our shareholders. We offer our named executive officers severance payments and benefits or accelerated vesting of restricted shares in certain circumstances, as described in greater detail below in the section entitled “Potential Payments upon Termination or Change in Control.” Severance and change in control benefits are an essential element of compensation for our named executive officers and assist us in recruiting and retaining talented executives in a competitive market. Such benefits enhance the Company’s ability to retain existing employees and attract prospective executives to leave their current employment and join the Company.

All of our named executive officers are also eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers. We do not view perquisites as a significant element of our comprehensive compensation structure.

Pension Benefits

None of our named executive officers participates in, or has any accrued benefits under, qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in the Company’s best interests.

Stock Ownership Guidelines for Executives

The Company has adopted Ownership Guidelines providing for the following levels of share ownership applicable to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (based on the aggregate value of this share ownership as of any date of determination).

Position	Multiple of Base Salary
Chief Executive Officer	6x
Chief Financial Officer	2x
Chief Operating Officer	2x

The Ownership Guidelines provide for a phase-in period, according to which a relevant officer should satisfy the Ownership Guidelines by the later of March 14, 2017 or the fifth anniversary of his or her initial appointment or promotion. As of March 31, 2013, each member of the Board complied with the Ownership Guidelines.

Internal Revenue Code Section 162(m)

The Compensation Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code, relating to the US$1 million deduction cap for certain executive compensation. Section 162(m) has been taken into account as one of the factors considered in establishing the compensation program for our named executive officers. However, in order to maintain flexibility in compensating our named executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not at this time adopted a policy that all compensation must be deductible. The Company anticipates that a portion of the compensation for named executive officers with respect to 2012 will not be deductible by the Company under Section 162(m) and that the increase in U.S. corporate tax as a consequence of such non-deductibility will be approximately US$246,000.

Say on Pay Vote

At our 2012 Annual Meeting, our shareholders were provided with the opportunity to cast an advisory vote on the compensation of named executive officers in 2011. The Company’s say on pay vote yielded an 84% approval. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to the Company’s approach to compensation, and in particular in connection with the Compensation Committee’s efforts to tie compensation to performance. Dialogue with our investors provides meaningful feedback to management and to the Compensation Committee.

The Compensation Committee expects to adopt a more formulaic approach to determining cash bonus and equity incentive awards for the named executive officers with respect to 2013 performance, relying more heavily on financial metrics without entirely eliminating its discretion to determine the final bonus and award levels.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board, which is comprised of three Independent Directors, operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors — Corporate Governance.”

The Compensation Committee is primarily responsible for reviewing, approving and overseeing the Company’s compensation plans and practices and works with management to establish the Company’s executive compensation philosophy and programs. The members of the Committee at the end of 2012 were Charles W. Pollard (Chair), Douglas A. Hacker and Ronald L. Merriman.

The Committee has reviewed and discussed the foregoing CD&A with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

Charles W. Pollard, Chair
Douglas A. Hacker
Ronald L. Merriman

Summary Compensation Table for 2012

The table below sets forth information regarding 2012, 2011 and 2010 compensation for each of our named executive officers. Our named executive officers are our CEO, CFO and the three other most highly compensated executive officers of the Company:

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)(1)		All Other Compensation (US$) (2)	Total (US$)
Ron Wainshal
Principal Executive Officer	2012 2011 2010	600,000 600,000 600,000	510,000 510,000 600,000	1,002,800 1,317,882 0	(3)	112,881 115,022 97,346	2,225,681 2,542,904 1,297,346
Michael Inglese
Principal Financial Officer	2012 2011 2010	400,000 400,000 306,795	400,000 340,000 400,000	334,271 439,294 0	(3)	47,765 74,907 89,715	1,182,036 1,254,201 796,510
David Walton
Chief Operating Officer, General Counsel and Secretary	2012 2011 2010	400,000 400,000 306,795	400,000 400,000 450,000	393,262 494,196 0	(3)	52,636 72,184 64,468	1,245,898 1,366,380 821,263
Joseph Schreiner
Executive Vice President, Technical	2012 2011 2010	275,000 270,833 250,000	181,000 175,000 190,000	49,161 65,875 0	(3)	16,674 20,382 20,534	521,835 532,090 460,534
Aaron Dahlke
Chief Accounting Officer	2012 2011 2010	250,000 250,000 250,000	184,000 178,000 190,000	51,119 65,875 0	(3)	21,909 30,071 29,684	507,028 523,946 469,684

(1)

In accordance with the SEC’s disclosure rules, the amounts reported in the “Stock Awards” column of the table above for 2012, 2011 and 2010 reflect the aggregate fair value on the grant date of the stock awards granted to our named executive officers determined in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 6 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. See “Grants of Plan-Based Awards” below for information regarding restricted share grants made to our named executive officers.

(2)

The following reported amounts consist of dividend payments made by the Company on unvested restricted Common Shares for each named executive officer in 2012: Mr. Wainshal-US$101,241; Mr. Inglese-US$36,125; Mr. Walton-US$40,997; Mr. Schreiner-US$5,547; and Mr. Dahlke-US$10,884 The remaining amounts represent Company contributions made during 2011 to each named executive officer’s 401(k) plan account and certain insurance premiums paid by the Company.

(3)

Represents stock awards granted in 2012 in respect of service for fiscal 2011. Stock awards in respect of fiscal 2012 were approved by the Compensation Committee and communicated to the named executive officers in February 2013. The grant date fair value of stock awards in respect of fiscal year 2012, which vest over three years and were communicated in February 2013 are as follows: Mr. Wainshal-US$1,019,988; Mr. Inglese-US$400,004; Mr. Walton-US$400,004, Mr. Schreiner US$53,994 and Mr. Dahlke US$56,017.

2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding restricted share grants made to our named executive officers under the Plan during the year ending December 31, 2012:

Name	Grant Date (1)	Date of Comp. Comm. Action (1)	Number of Shares of Stock or Units (#)(1)	Grant Date Per Share Fair Value (US$)(1)	Grant Date Fair Value of Stock Awards (US$) (1)
Ron Wainshal	2/17/2012	2/17/2012	74,780	13.41	1,002,800
Michael Inglese	2/17/2012	2/17/2012	24,927	13.41	334,271
David Walton	2/17/2012	2/17/2012	29,326	13.41	393,262
Joseph Schreiner	2/17/2012	2/17/2012	3,666	13.41	49,161
Aaron Dahlke	2/17/2012	2/17/2012	3,812	13.41	51,119

(1)

Represents stock awards granted in 2012 in respect of service for fiscal 2011. Stock awards in respect of fiscal 2012 were approved by the Compensation Committee and communicated to the named executive officers in February 2013. The aggregate grant date fair value of stock awards in respect of fiscal year 2012, which vest over three years and were communicated in February 2013 are as follows: Mr. Wainshal-US$1,019,988; Mr. Inglese-US$400,004; Mr. Walton-US$400,004, Mr. Schreiner US$53,994 and Mr. Dahlke US$56,017.

Employment Agreements with Named Executive Officers

Through our subsidiary, Aircastle Advisor LLC, we have entered into an employment agreement or employment letter with each of our named executive officers. These employment agreements or letters generally provide for payment of an annual base salary and the executives’ eligibility to receive an annual cash bonus with, in the case of Messrs. Wainshal, Inglese and Walton, indicated target annual cash bonus and equity incentive award levels. In addition, the employment letters provide that each executive is entitled to receive the same employee benefits as we provide to our employees generally.

Each employment letter provides that the named executive officer is employed ‘‘at will’’ and may be terminated at any time and for whatever reason by either us or him. A summary of the payments and benefits to be provided to the named executive officers upon a termination of employment, along with a description of the restrictive covenants applicable to each executive, is set forth below in the section entitled “Potential Payments upon Termination or Change in Control.”

Restricted Share Provisions in the Plan

Change in Control.    Subject to applicable law, in the event of a change in control (as defined in the Plan), certain other corporate transactions, changes in corporate structure, special dividends and similar corporate events, the plan administrator has discretion to cancel any outstanding restricted shares, in exchange for payment in cash or other property. Unless otherwise determined by the plan administrator and evidenced in an award agreement, if (i) a change in control transaction occurs that includes a continuation, assumption or substitution of certain awards under the Plan, (ii) a plan participant’s employment is terminated by the employer other than for cause within the 12 months following the change in control, and (iii), in the case of participants who are entitled to receive severance under an employment agreement upon termination by the participant for good reason (as defined in the participant’s employment agreement), upon such a termination for good reason within the 12 months following a change in control, then restrictions will lapse with respect to any outstanding restricted shares.

Rights of Participants.    Participants with restricted shares generally have all of the rights of shareholders, including the right to vote the shares and the right to receive dividends at the same rate paid to other holders of common shares. Subject to the provisions of the Plan and applicable award agreement, the plan administrator has sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including, but not limited to, the attainment of certain performance goals or a participant’s termination of employment or service. Upon a participant’s death or disability the vesting of that participant’s unvested restricted shares will accelerate.

Adjustments.    In the event of a merger, amalgamation, consolidation, reorganization, recapitalization, bonus issue, share dividend or other change in corporate structure affecting the common shares, the plan administrator may, subject to certain limitations, make an equitable substitution or proportionate adjustment in, among other things, the kind, number and purchase price of common shares subject to outstanding awards of restricted shares or other share-based awards granted under the Plan. In addition, the plan administrator, in its discretion, may terminate all awards (other than fully vested restricted shares, deferred shares and performance shares) with the payment of cash or in-kind consideration.

Repurchase of Shares for Withholding Taxes upon Vesting.     The Plan gives the plan administrator the authority to permit a participant to satisfy any federal, state or local withholding taxes due upon vesting of restricted shares by electing to have the Company repurchase a sufficient number of Common Shares, at Fair Market Value (as defined in the Plan) on the day of vesting. During 2012, our named executive officers and three directors, Messrs, Bisignani, Merriman and Pollard, made such an election of a sufficient number of shares, and the plan administrator approved such elections.

Restricted Share Agreements.     The restricted share agreements with each of Messrs. Wainshal, Inglese and Walton provide that if his employment with the Company is terminated by the Company without Cause (as defined in his employment agreement) or, if applicable, by the executive with Good Reason (as defined in his employment agreement), then the shares, if any, that are not vested as of the date of such termination will continue to vest according to the original vesting schedule subject to the executive’s execution of a separation agreement which includes a general release of claims. In the event that the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, in each case within 120 days prior to or within 12 months following a Change of Control, then 100% of the shares, if any, that are not vested as of the date of such termination shall immediately vest. The restricted share agreements with each of Messrs. Dahlke and Schreiner provide that if his employment is terminated without ‘‘cause’’ (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a Change in Control, all of the restricted shares that are unvested as of the termination will immediately vest.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the unvested portion of the restricted share grants of our named executive officers under the Plan, as of December 31, 2012:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (US$) (1)
Ron Wainshal	164,620	2,064,335	(2)
Michael Inglese	58,740	736,600	(3)
David Walton	66,661	835,929	(4)
Joseph Schreiner	9,019	113,098	(5)
Aaron Dahlke	17,698	221,933	(6)

(1)	Valued at a Common Share price of US$12.54, the reported closing price for our Common Shares on the NYSE on December 31, 2012, the last trading day of 2012.

(2)	164,620 restricted shares vest in 80,897, 58,796 and 24,927 increments each January 1, commencing January 1, 2013.

(3)	58,740 restricted shares vest in 30,832, 19,599 and 8,309 increments each January 1, commencing January 1, 2013.

(4)	66,661 restricted shares vest in 34,410, 22,476 and 9,775 increments each January 1, commencing January 1, 2013.

(5)	9,019 restricted shares vest in 4,882, 2,915 and 1,222 increments each January 1, commencing January 1, 2013.

(6)	17,698 restricted shares vest in 13,464, 2,963 and 1,271 increments each January 1, commencing January 1, 2013.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes restricted share grants of our named executive officers that vested during the year ending December 31, 2012:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (US$)(1)
Ron Wainshal	87,971	1,118,991
Michael Inglese	57,023	725,333
David Walton	60,468	769,153
Joseph Schreiner	9,742	123,918
Aaron Dahlke	16,360	208,099

(1)	Fair value per share at vesting date on January 1, 2012 was US$12.72.

Potential Payments upon Termination or Change in Control

The following table and summary set forth potential amounts payable to our named executive officers upon termination of employment or a change in control, as defined below. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems such action advisable.

The table below reflects amounts payable to our named executive officers assuming termination of employment on December 31, 2012, with equity-based amounts valued US$12.54 per Common Share, the reported closing price for our Common Shares on the NYSE on December 30, 2012:

Circumstances of Termination

Name/Benefit	Voluntary resignation by executive (US$)	Termination by us for cause (US$)	Termination by us without cause (US$)	Termination by us without cause or by executive for good reason following change in control (US$)(1)	Termination by executive for good reason (US$)	Normal retirement (US$)	Disability (US$)	Death (US$)
Ron Wainshal
Cash Severance	—	—	1,200,000	2,400,000	1,200,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	600,000 37,680	600,000 37,680	600,000 37,680	—	—	—
Vacation	64,615	64,615	64,615	64,615	64,615	64,615	64,615	64,615
Market Value of Accelerated Vesting of Restricted Shares	—	—	2,064,335	2,064,335	2,064,335	—	2,064,335	2,064,335
Michael Inglese
Cash Severance	—	—	800,000	1,600,000	800,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	400,000 37,680	400,000 37,680	400,000 37,680	—	—	—
Vacation	43,077	43,077	43,077	43,077	43,077	43,077	43,077	43,077
Market Value of Accelerate Vesting of Restricted Shares	—	—	736,600	736,600	736,600	—	736,600	736,600
David Walton
Cash Severance	—	—	800,000	1,600,000	800,000	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	400,000 37,680	400,000 37,680	400,000 37,680	—	—	—
Vacation	43,077	43,077	43,077	43,077	43,077	43,077	43,077	43,077
Market Value of Accelerated Vesting of Restricted Shares	—	—	835,929	835,929	835,929	—	835,929	835,929
Aaron Dahlke
Cash Severance	—	—	—	—	—	—	—	—
Pro-rata Bonus COBRA Reimbursement	—	—	—	—	—	—	—	—
Vacation	26,923	26,923	26,923	26,923	26,923	26,923	26,923	26,923
Market Value of Accelerated Vesting of Restricted Shares	—	—	168,839	221,933	—	—	221,933	221,933
Joseph Schreiner
Cash Severance	—	—	—	—	—	—	—	—
Pro-rata Bonus COBRA Reimbursement			—	—	—	—	—	—
Vacation	29,615	29,615	29,615	29,615	29,615	29,615	29,615	29,615
Market Value of Accelerated Vesting of Restricted Shares	—	—	61,220	113,089	—	—	113,089	113,089

(1)

As described below, the total amount of payments for each named executive officer may be subject to reduction to the extent necessary to avoid an excise tax under Section 4999 of the Internal Revenue Code.

As described above in the section entitled “Employment Agreements with Named Executive Officers,” we, through our subsidiary, Aircastle Advisor LLC, have entered into employment letters with our named executive officers which set forth certain terms and conditions of their employment relating to termination and termination payments. These employment letters provide that each named executive officer is employed ‘‘at will’’ and may be terminated at any time and for whatever reason by either us or him.

Under the employment agreements for Messrs. Wainshal, Inglese and Walton:

•

if the employment of such named executive officer is terminated without “cause” or with “good reason” (as defined in such employment agreement), and if he signs a general release of claims and complies with the covenants described below, then he will be entitled to receive (i) an amount equal to the sum of the base salary and target annual cash bonus for the year of termination, payable over a one-year period (two times such amount and payable in a lump sum if the termination occurs within 120 days prior to or within one year following a “change of control” as defined in such employment agreement), (ii) a pro-rata annual bonus for the year of termination, (iii) reimbursement of COBRA premiums for up to 12 months and (iv) continued vesting of all outstanding equity awards pursuant to their original vesting schedule (immediate vesting and payment of all outstanding equity awards in the event of a “change in control”);

•

if any amounts to be paid to such named executive officer would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the amount will be reduced to the extent necessary to avoid the excise tax, but in the case of Mr. Wainshal only if such reduction results in a higher after-tax payment to Mr. Wainshal; and

•

such named executive officer covenants not to compete with Aircastle for six months following termination of his employment for any reason and will not solicit the employees of Aircastle or the clients or customers of Aircastle for competing business, in each case, for a period of 12 months following termination.

Mr. Dahlke’s employment letter provides that he will not compete with us during his employment, and, through the end of the one-year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one-year period following his termination of employment. In accordance with the restricted share agreement, if we terminate his employment without ‘‘cause’’ (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control, all of the restricted shares that are unvested as of the termination will immediately vest.

Mr. Schreiner’s employment letter provides that he will not compete with us during his employment, and, through the end of the one-year period following his termination of employment, he will not solicit or encourage any of our then current employees or independent contractors to leave the employment or other service of the Company or hire any employee or independent contractor who has left the employment or other service of the Company within the one-year period following his termination of employment. In accordance with the restricted share agreement, if we terminate his employment without ‘‘cause’’ (as defined in the Plan), the restricted shares which are due to vest at the next vesting date under the agreement will immediately vest, and if such a termination occurs within 12 months following a change in control, all of the restricted shares that are unvested as of the termination will immediately vest.

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2012, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	1,178,961
Equity compensation plans not approved by security holders	—	—	—

Total			1,178,961

Under the terms of our Plan, the number of shares available for future issuance under the Plan will increase annually each January 1 by 100,000 shares through and including January 1, 2016; accordingly, the number of shares available for future issuance automatically increased by 100,000 shares on January 1, 2013.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee of the Board of Directors was composed of Messrs. Hacker, Merriman and Pollard. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board, which is comprised of three Independent Directors, operates pursuant to a written charter, which was adopted in August 2006 and which is available at http://www.aircastle.com under “Investors-Corporate Governance.”

The Audit Committee reviewed Aircastle’s audited consolidated financial statements as of and for the year ended December 31, 2012 and discussed these financial statements with Aircastle’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Aircastle’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Aircastle’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and other matters the Committee deemed appropriate.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Ernst & Young its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Aircastle is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Aircastle’s Board of Directors that the audited financial statements be included in Aircastle’s Annual Report on Form 10-K for the year ended December 31, 2012. In addition, the Audit Committee has also recommended, subject to shareholder approval, the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2013.

Respectfully submitted,

The Audit Committee

Ronald L. Merriman, Chair
Ronald W. Allen
Douglas A. Hacker

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of material provisions of certain transactions we have entered into with our executive officers, directors or 5% or greater shareholders. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Share Purchase Agreement

On August 7, 2012, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Fortress Investment Group LLC (the “Fortress Shareholders”). Pursuant to the Purchase Agreement, subject to the terms and conditions expressed therein, the Fortress Shareholders agreed to sell to the Company an aggregate of 2,500,002 of the Company’s Common Shares at a price of $11.40 per share in a privately negotiated transaction (the “Repurchase”). The Company funded the Repurchase with cash on hand. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Fortress Stockholders.

Shareholders Registration Rights Agreement

On August 10, 2012, the Company entered into a registration rights letter agreement (the “Registration Rights Agreement”) with Ontario Teachers’ Pension Plan (“OTPP”). Pursuant to the Registration Rights Agreement, subject to the terms, conditions and limitations expressed therein, the Company agreed to provide to OTPP certain demand registration rights relating to OTPP’s ownership of the Company’s Common Shares. The Company will generally pay all expenses relating to a demand registration thereunder, except for any underwriter discounts and commissions. The Company and OTPP have each agreed to indemnify the other against various liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the Registration Rights Agreement contains customary representations, warranties and agreements of the Company and OTPP.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

In April 2007, our Board adopted a Policy and Procedures with Respect to Related Person Transactions, which we refer to as our “Related Person Policy.” Pursuant to the terms of the Related Person Policy, the Audit Committee must review and approve in advance any related person transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules that may be established by the Audit Committee to cover specific categories of transactions, including the guidelines described below. All Related Persons (as defined below) are required to report to our legal department any such related person transaction prior to its completion, and the legal department will determine whether it should be submitted to the Audit Committee for consideration.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, in which the amount involved exceeds US$120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person,” as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Proposal No. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW) AND THE AUTHORIZATION OF THE DIRECTORS OF AIRCASTLE LIMITED, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES.

(Item 2 on Proxy Card)

The Audit Committee Charter, as well as Section 301 of the Sarbanes-Oxley Act, Rule 10A-3(b)(2) under the Exchange Act and the related NYSE listing standards, each require that the audit committee shall be directly responsible for the appointment and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the listed issuer. In accordance with these requirements, the Audit Committee and the Board recommend that the shareholders appoint the firm of Ernst & Young LLP (“E&Y”), to be the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) for fiscal year 2013 and to authorize the directors of the Company, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees. E&Y was also the Company’s independent registered public accounting firm for 2012. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as the registered public accounting firm for Aircastle. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with E&Y in all of these respects. The committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm.

The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Aircastle and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year. Representatives of E&Y will be present and available to answer questions at the Annual Meeting and are free to make statements during the Annual Meeting.

The Board recommends that you vote FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and the authorization of the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees.

In connection with the audit of the 2012 financial statements, the Company entered into an engagement letter with E&Y which set forth the terms by which E&Y has performed audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following summarizes the fees paid by us to E&Y for professional services rendered in 2012 and 2011:

	2012	2011
Audit Fees (1)	$2,096,000	$1,803,000
Audit-Related Fees	—	—
Tax Fees (2)	$385,000	$374,000
All Other Fees	$3,300	$3,300

(1)

Represents fees for the audit of the Company’s consolidated financial statements and internal control over financial reporting, the reviews of interim financial statements included in the Company’s Forms 10-Q, audits of subsidiaries required under the terms of certain of our debt agreements, consultations concerning financial accounting and reporting standards, statutory audits and services rendered relating to the Company’s registration statements

(2)	Represents fees related primarily to assistance with tax compliance matters, including international, federal and state tax return preparation, and consultations regarding tax matters.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee pursuant to the Sarbanes-Oxley Act.

The fees and services provided as noted in the tables above were authorized and approved by the Audit Committee.

However, none of these fees was approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if (i) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to E&Y during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on Proxy Card)

The recently enacted Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement on page 21 in accordance with the SEC’s rules.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 19-32, as well as the discussion regarding the Compensation Committee on page 13.

Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of annual and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. To achieve these goals, we employ a strong pay-for-performance philosophy that includes the following guiding principles:

•	motivate our named executive officers by providing the large majority of their overall compensation through incentives tied to our overall performance and success relative to goals set for them;

•	align each named executive officer’s incentives with those of shareholders by delivering a substantial portion of their compensation in the form of restricted stock grants; and

•	balance short-term and long-term goals, including by having restricted stock granted to our named executive officers vest over a period of time.

We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling the Company to attract and retain very talented executives within our industry, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2012 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our named executive officers and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Aircastle Limited (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support for the Company’s executive compensation in fiscal year 2013, as outlined in the above resolution.

The Board recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement arise at the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, as necessary to assert or defend legal claims, in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

SHAREHOLDER PROPOSALS

The Company welcomes comments or suggestions from its shareholders. Under SEC rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2014Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before December 16, 2014 unless the date of the 2014 Annual General Meeting of Shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. All proposals must comply with SEC Rule 14a-8 and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902.

If a shareholder wishes to submit a proposal for business to be brought before the 2014 Annual General Meeting of Shareholders outside of SEC Rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than January 23, 2014 and no later than February 22, 2014. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to the Secretary of Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than February 22, 2014. In addition to our Bye-laws, please see page 7 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel, and can also be accessed through our website at www.aircastle.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that it or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Aircastle Limited, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, CT 06902, Attention: General Counsel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2013

The proxy statement and annual report are available at www.aircastle.com/investors.

GENERAL

The Company will pay the costs of preparing, assembling and mailing this proxy statement and the costs relating to the Annual Meeting. In addition to the solicitation of proxies by mail, the Company intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for such solicitation.

If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

By Order of the Board of Directors,

David R. Walton
Chief Operating Officer,
General Counsel and Secretary

AIRCASTLE LIMITED

PROXY FOR ANNUAL GENERAL MEETING

May 23, 2013

THIS PROXY IS SOLICITED ON BEHALF OF

AIRCASTLE LIMITED’S BOARD OF DIRECTORS

The undersigned hereby appoints Ron Wainshal and David R. Walton, and each of them, proxies for the undersigned, with full power of substitution, to vote all Common Shares of Aircastle Limited of which the undersigned may be entitled to vote at the Annual General Meeting of Aircastle Limited in Greenwich, CT, on Thursday, May 23, 2013 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on other side)

AIRCASTLE LIMITED c/o Aircastle Advisor LLC 300 First Stamford Place, 5th Floor Stamford, CT 06902

[THE COMPANY LOGO]

Aircastle Limited

May 23, 2013

Your proxy card is attached below.

Please read the enclosed proxy statement, then vote and return the card at your earliest convenience.

* FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, and 3

Where no voting instructions are given, the shares represented by this Proxy will be VOTED FOR Items 1, 2 and 3.

Vote on Proposal No. 1

1.	Election of Directors: Nominees: Ronald W. Allen, Douglas A. Hacker and Ron Wainshal

FOR all nominees ☐	WITHHOLD AUTHORITY ☐ to vote for all nominees	FOR all nominees, EXCEPT ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR all nominees, EXCEPT” box and write that nominee’s name in the space provided below.)

*Exceptions

Vote on Proposal No. 2

2.	Appoint Ernst & Young, LLP as the Company’s independent registered public accounting firm (which constitutes the auditor for the purpose of Bermuda law) to audit the Company’s financial statements for fiscal year 2013 and authorize the directors of Aircastle Limited, acting by the Audit Committee, to determine the independent registered public accounting firm’s fees.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Vote on Proposal No. 3

3.	Advisory vote to approve on executive compensation

FOR ☐	AGAINST ☐	ABSTAIN ☐

If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Change of Address and/	I PLAN TO ATTEND ANNUAL MEETING. If you
or Comments Mark Here ☐	check this box to the right an admission
ticket will be sent to you. ☐

Receipt is hereby acknowledged of Aircastle Limited Notice of Meeting and Proxy Statement.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the 2013 Annual General Meeting of Shareholders.

Dated:	, 2013

Signature

Signature

(Please sign, date and return this	Votes MUST be indicated
proxy card in the enclosed envelope.)	in black or blue ink. ☒